[Exhibit 23.1 - Consent of BDO McCabe Lo Limited]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Winner Medical Group Inc. 2006 Equity Incentive Plan of our report dated November 29, 2005, except for Note 1 as to which the date is December 20, 2005, relating to the consolidated financial statements of Winner Group Limited, which is contained in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005.

/s/ BDO McCabe Lo Limited
BDO McCabe Lo Limited

Hong Kong, April 18, 2006